UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2026

AMAZE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Paularino Ave., Suite D-200, Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

(855) 766-9463

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	AMZE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2026, Amaze Holdings, Inc. (the “Company”) entered into a non-binding Letter of Intent (the “LOI”) with C2 Capital Group, Inc. (“C2 Capital”), pursuant to which the Company proposes to acquire 19.99% of the issued and outstanding shares of common stock of C2 Capital for an aggregate purchase price of $3,000,000 in cash (the “Purchase Price”).

In connection with the execution of the LOI, the Company is required to deliver a non-refundable deposit of $350,000 within two (2) business days, which deposit will be credited against the Purchase Price at the initial closing; if the Transaction (as defined below) is not consummated, C2 Capital will issue the Company 93,332 shares of its common stock at a price of $3.75 per share in consideration of the deposit. At the initial closing, the Company will also grant C2 Capital a 120-day put option to require the Company to purchase up to 1,000,000 additional shares of C2 Capital’s common stock at $2.84 per share in two 500,000-share tranches, the first exercisable upon the Company’s raising an aggregate of $10.0 million in gross proceeds from securities sales following the date of the LOI, and the second upon the Company’s raising an aggregate of $14.0 million in such gross proceeds. C2 Capital’s exercise of the put option is conditioned upon its delivery of audited financial statements for the fiscal years ended December 31, 2025 and 2024, as well as unaudited interim financial statements for the three and six month periods ended June 30, 2026 and June 30, 2025; the applicable purchase price will be held in escrow pending delivery of such financial statements. The LOI also provides that C2 Capital has the right to designate one individual, and the Company shall appoint such designee, to serve on the Company’s Board of Directors, which appointment is a condition to closing.

The LOI is non-binding, except that certain provisions relating to exclusivity, confidentiality, expenses, the non-binding effect of the LOI, and governing law are binding upon execution, and the transactions contemplated by the LOI (the “Transaction”) remain subject to the negotiation and execution of a mutually acceptable definitive agreement and the satisfaction of customary closing conditions.

The foregoing summary of the LOI does not purport to be complete and is qualified in its entirety by reference to the full text of the LOI, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 20, 2026, the Company issued a press release announcing the execution of the non-binding letter of intent described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter of Intent, dated August 19, 2026, by and between Amaze Holdings, Inc. and C2 Capital Group, Inc.
99.1	Press Release, dated August 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZE HOLDINGS, INC.

Date: August 20, 2026	By:	/s/ Joel Krutz
	Name:	Joel Krutz
	Title:	Chief Executive Officer and Chief Financial Officer